UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF
THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant	☒
Filed by a Party other than the Registrant	☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

Fifth Street Senior Floating Rate Corp.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.
☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

***YOUR IMMEDIATE ACTION IS REQUESTED***

Please Vote Your Shares for the July 10th Special Meeting Today!

June 27, 2014

Dear Fifth Street Senior Floating Rate Corp. Stockholder:

We recently mailed to you proxy materials for the Special Meeting of Fifth Street Senior Floating Rate Corp. (”FSFR” or the “Company”) stockholders scheduled to be held on July 10, 2014. Your vote is extremely important. If you are receiving this letter, either all or some of your shares are still unvoted. Please take the time to vote your shares. Since time is short before the Special Meeting, we request that you vote your shares by Internet or telephone. You will need your 12-digit control number, which appears on the right hand side of the enclosed voting instruction form. If you have any questions, please call your broker immediately or call Morrow & Co. toll free at 800-662-5200.

Leading Independent Proxy Advisors Recommend

Fifth Street Senior Floating Rate Corp. Stockholders Vote “FOR” the Proxy Proposal

On June 26, 2014, we issued a press release where we announced that the two leading independent proxy advisory firms, Institutional Shareholder Services (“ISS”) and Glass Lewis & Co. each recommended that FSFR stockholders vote “FOR” the proxy proposal. The proposal would allow the Company, with approval of its Board, to sell shares of its common stock below its then current net asset value (“NAV”) per share, subject to certain limitations outlined in the proxy statement. The authority granted under this proposal would expire on the earlier of the one year anniversary of the date of the stockholder approval or the date of the Company's 2015 Annual Meeting of Stockholders.

In recommending voting FOR the proposal, ISS stated,

“In this case, the board disclosed specific terms associated with this proposal including the maximum discount to NAV at which new shares can be issued and a limit to the dilution shareholders would incur as a result of issuing shares below NAV. ISS considers the potential benefit to shareholders in allowing the company to consummate favorable transactions quickly with available capital. Further, the board's discretion is not without safeguards as the term is limited to one year and any sale of shares at a price below NAV must be approved by a majority of the company's disinterested directors.”

Please Vote Your Shares Today!

Your vote is needed, regardless of the number of shares you own. Please vote each and every voting instruction form you receive since you may hold shares in multiple accounts. In the event that two proxies are received from you, the one bearing the latest date will be counted, as it automatically revokes all prior proxies.

Thank you for voting.

If you have questions or need assistance voting your shares, you should contact:

Morrow & Co., LLC

Brokers call collect: (203) 658-9400

Stockholders call toll free: (800) 662-5200